Exhibit 10.14

                            SHARE EXCHANGE AGREEMENT

     This SHARE EXCHANGE AGREEMENT, dated as of 25th May, 2004 (this "Agreement"), is between Secured Digital Applications, Inc., a Delaware corporation ("SDGL"), and Patrick Soon-Hock Lim (the "Shareholder").

                                   WITNESSETH:

     WHEREAS, the Shareholder owns 8,000,000 shares of common stock, $0.00001 par value per share (the "Shares"), of SDGL;

     WHEREAS, the Shareholder desires to exchange the Shares for shares of Series A Convertible Preferred Stock, $.10 par value per share, of SDGL with the rights and preferences memorialized in the attached Certificate of Designation ("SDGL Series A");

     WHEREAS, the Boards of Directors of SDGL deem it advisable and in the best interests of SDGL to consummate the transactions contemplated by this Agreement in order to have use of the Shares, upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, SDGL, and the Shareholder hereby agree as follows:

                                    ARTICLE 1
                           EXCHANGE OF SHARES; CLOSING

     Section 1.1 Sale of Shares. Subject to the terms and conditions herein stated, the Shareholder agree at the Closing to exchange with full title guarantee, transfer, assign and deliver to SDGL, and SDGL agrees to acquire from the Shareholder, the Shares, free and clear of any and all liens.

     Section 1.2 Consideration. In consideration for its acquisition of the Shares, SDGL agrees at the Closing to issue and deliver an aggregate of 100,000 shares of SDGL Series A (the "New Shares") to the Shareholder.

     Section 1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution and delivery hereof at the offices of SDGL or such other place as the parties may agree.

     Section 1.4 Deliveries at Closing. At the Closing:

     (a) SDGL shall deliver to the Shareholder:



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     (i) certificate, registered in the name of the Shareholder, representing the New Shares;

     (ii) resolutions of SDGL's board of directors authorizing this Agreement and the transactions contemplated hereby;

     (iii) Certificate of Designation for the Series A Convertible Preferred
Stock

     (b) the Shareholder shall deliver to SDGL:

     (i) the Shares with stock power, signed by the individual Shareholder, which shall transfer to SDGL good title to the Shares free and clear of all Liens;


                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

     The Shareholder represent and warrant to SDGL as of the date hereof as follows:

     Section 2.1 Ownership.

     (a) The Shareholder is the sole record and beneficial owner of the Shares. The Shareholder has good and marketable title to the Shares and the absolute right to deliver the Shares in accordance with the terms of this Agreement, free and clear of all Liens. The transfer of the Shares to SDGL in accordance with the terms of this Agreement transfers good and marketable title to the Shares to SDGL free and clear of all liens, restrictions, rights, options and claims of every kind.

     Section 2.2. Investment Representation. The Shareholder acknowledges that the New Shares are restricted securities, that such Shareholder is acquiring the New Shares for his own account with the present intention of holding the New Shares for purposes of investment and not with a view to distribution within the meaning of the Securities Act of 1933, as amended and that the New Shares will bear a legend to such effect. The Shareholder has relied solely on his independent investigation in making the decision to purchase the New Shares.

     Section 2.3 No Other Representations or Warranties. Except as set forth above in this Section 2, no other representations or warranties of any kind, express or implied, are made in this Agreement by the Shareholder to SDGL.

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF SDGL

     SDGL represents and warrants to the Shareholder as of the date hereof as follows:

     Section 3.1 Organization. SDGL is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.


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     Section 3.2 Capitalization. As of the date of this Agreement, the authorized capital stock of SDGL consists of 100,000,000 shares of common stock, $.00001 par value per share, of which 98,983,899 are issued and outstanding, and 1,000,000 shares of preferred stock of who 0 shares are outstanding.

     Section 3.3 Authority; Enforceability. SDGL has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SDGL and no other corporate proceedings on the part of SDGL are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by SDGL and constitutes a valid and binding obligation of SDGL, enforceable against SDGL in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     Section 3.4 Third Party Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by SDGL of any of the transactions contemplated hereby.

     Section 3.5 SDGL Series A. All shares of SDGL Series A to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

     Section 3.6 No Other Representations or Warranties. Except as set forth above in this Section 3, no other representations or warranties, express or implied, are made in this Agreement by SDGL to the Shareholder.

                                  MISCELLANEOUS

     Section 4.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

     Section 4.2. Further Assurances. Each of SDGL, and the Shareholder will use its, his or her, as the case may be, best efforts to take all action and to do all things necessary, proper or advisable on order to consummate and make effective the transactions contemplated by this Agreement.

     Section 4.3 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


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     Section 4.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

     Section 4.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

     Section 4.6 Amendment and Modification. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.


                             SECURED DIGITAL APPLICATIONS, iNC.




                             By:   /s/ Jay McDaniel
                                   Name:  Jay R. McDaniel
                                   Title:  Assistant Secretary





                                      /s/ Patrick Soon-Hock Lim
                             Patrick Soon-Hock Lim, individually






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